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                         STATE FARM GROWTH FUND, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

     STATE FARM GROWTH FUND, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

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                         STATE FARM GROWTH FUND, INC.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

     FIRST:  THE UNDERSIGNED, Charles F. Custer, J. Stephen Crawford, and James
S. Wirt, whose address is One North LaSalle Street, Chicago, Illinois, each being at least eighteen years of age, acting as incorporators, do hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: (a) The name of the corporation (which is hereinafter called the "Corporation") is:

                         State Farm Growth Fund, Inc.

     (b) The Corporation acknowledges that it has adopted its corporate name through permission of State Farm Mutual Automobile Insurance Company, an Illinois mutual insurance company (hereinafter referred to as "State Farm Mutual") and acknowledges that State Farm Mutual has the sole and exclusive right to use or license the use of the name "State Farm" in commerce. The Corporation agrees that at the request of State Farm Mutual the Corporation shall take all requisite action to amend its Charter to eliminate the name "State Farm" from the Corporation's corporate name and from the designations of its shares of capital stock. The Corporation further acknowledges that State Farm Mutual reserves the right to grant the non-exclusive right to use the name "State Farm" to any other corporation, including other investment companies, whether now in existence or hereafter created.

     THIRD:   (a)  The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

         (1) To engage generally in the business of investing, reinvesting, owning, holding or trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "Investment Company Act"), as an investment company classified under the Investment Company Act as an open-end, management company.

         (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of
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     Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

     (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

     FOURTH: The present address of the principal office of the Corporation in this State is 11 East Chase Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation in this State are Prentice-Hall Corporation Systems Maryland, Inc., 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

     SIXTH: (a) The total number of shares of capital stock which the Corporation initially has authority to issue is 100,000,000 shares of capital stock (par value $.50 per share), amounting in aggregate par value to $50,000,000. All of such shares are classified as "Common Stock".

     (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock that the Corporation has authority to issue.

     (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common
Stock:

         (1) Dividends and Distributions. Dividends and capital gains distributions on shares of Common Stock may be paid with such frequency, in such form, and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities. All dividends and distributions on shares of Common Stock shall be distributed pro rata to the holders of Common Stock in proportion to the number of shares of Common Stock held by such holders at the date and time of record established for the payment of such dividends or distributions.

         Dividends and distributions may be paid in cash, property or additional shares of Common Stock, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

         (2) Voting. On each matter submitted to a vote of the stockholders, each holder of shares of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.
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         (3) Redemption by Stockholders.  Each holder of shares of Common Stock shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of Common Stock, at a redemption price per share equal to the net asset value per share of Common Stock next determined after the shares are properly tendered for redemption, less such redemption fee (not to exceed 1% of the net asset value of the shares redeemed), if any, as may be established by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets of the Corporation, at the value of such securities or assets used in such determination of net asset value.

         Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of Common Stock to require the Corporation to redeem shares of Common Stock during any period or at any time when and to the extent permissible under the Investment Company Act.

         (4) Net Asset Value Per Share. The net asset value per share of Common Stock shall be the quotient obtained by dividing the value of the net assets of the Corporation (being the value of the assets of the Corporation less the liabilities of the Corporation) by the total number of shares of Common Stock outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to the Corporation and the net asset value per share of outstanding shares of Common Stock, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive.

     (d) The Corporation may issue and sell fractions of shares of Common Stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or By-Laws of the Corporation as amended from time to time, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

     (e) The Corporation shall not be obligated to issue certificates representing shares of Common Stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

      SEVENTH: The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the By-Laws of the Corporation as amended from time to time, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who are serving until the next annual meeting and until their successors are elected and qualify are as follows:
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          Edward B. Rust, Jr.
          Albert H. Hoopes
          Roger S. Joslin
          Davis U. Merwin
          James A. Shirk

     EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

         (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its capital stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

         (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix.

         (3) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

         (4) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         (5) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise.

     (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH:  The duration of the Corporation shall be perpetual.
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IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on May 26, 1967.

Witness:


       /s/ Charles F. Custer           /s/ J. Stephen Crawford
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       /s/ James S. Wirt
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     SECOND:  The amendment and restatement does not increase the authorized stock of the Corporation.

     THIRD:   The foregoing amendment and restatement to the Charter of the
Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, STATE FARM GROWTH FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on April 17, 1995.



WITNESS:                        STATE FARM GROWTH FUND, INC.



       /s/ David R. Grimes      By     /s/ Kurt G. Moser
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       Secretary                       Vice President

    THE UNDERSIGNED, Vice President of STATE FARM GROWTH FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Kurt G. Moser
                                     ---------------------------------
                                       Vice President